Exhibit 4.1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.”

UNITED REFINING COMPANY

10 1/2% Senior Notes due 2012, Series A

CUSIP No.: 911358 AG 4

No. 1	$25,000,000.00

United Refining Company, a Pennsylvania corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of TWENTY FIVE MILLION United States Dollars, on August 15, 2012.

Interest Payment Dates: February 15 and August 15, commencing August 15, 2005

Record Dates: February 1 and August 1

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated: February 17, 2005

UNITED REFINING COMPANY

By:
Name:
Title:

By:
Name:
Title:

This is one of the 10½% Senior Notes due 2012, Series A, described in the within-mentioned Indenture.

THE BANK OF NEW YORK as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

UNITED REFINING COMPANY

10 1/2% Senior Notes due 2012, Series A

1.    Interest.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on February 15 and August 15 of each year (the “Interest Payment Date”), commencing August 15, 2005. Interest on the Securities will accrue from February 15, 2005, or from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.    Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by wire transfer of U.S. Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.    Paying Agent and Registrar.

The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Registrar or co-Registrar without notice to the Holders; however, the Paying Agent shall always be the Trustee or any successor trustee, under the Indenture.

4.    Indenture and Guarantees.

The Company issued the Securities under an Indenture, dated as of August 6, 2004 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA, except as provided in the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are unsecured obligations of the Company. The Company may issue Additional Securities under the Indenture subject to compliance with Section 4.04 thereof, unlimited in aggregate principal amount. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

5.    Redemption.

(a) Optional Redemption.    The Securities will be redeemable, in whole or in part, at the Company’s option at any time or from time to time, prior to August 15, 2008, at the Make-Whole Price (as defined below), in accordance with the provisions of the Indenture.

“Make-Whole Price” means an amount equal to the greater of:

(1) 100% of the principal amount of the Securities to be redeemed; and

(2) as determined by an Independent Investment Banker, the sum of the present values of (a) the Redemption Price of the Securities at August 15, 2008 (as set forth below) and (b) the remaining scheduled payments of interest from the Redemption Date to August 15, 2008 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points.

plus, in the case of both (1) and (2), accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. Unless the Company defaults in payment of the Make-Whole Price, on and after the applicable Redemption Date, interest will cease to accrue on the Securities to be redeemed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having the maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means Citigroup Global Markets Inc. and its successors, or, if Citigroup Global Markets Inc. or its successors, if any, to Citigroup Global Markets Inc., are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealers” means Citigroup Global Markets Inc. and three additional primary U.S. government securities dealers in New York City, (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors (provided, however, that if Citigroup Global Markets Inc. or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefore another Primary Treasury Dealer).

“Reference Treasury Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before and after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2008, at the following Redemption Prices (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon to the Redemption Date, if redeemed during the 12-month period beginning August 15:

Year	Optional Redemption Price
2008	105.250%
2009	102.625%
2010 and thereafter	100.000%

(b) Optional Redemption upon Public Equity Offering.    Notwithstanding the foregoing clause (a), at any time prior to August 15, 2007, the Company may redeem up to 35% of the aggregate principal amount of the Securities with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date; provided that (a) at least 65% of the aggregate principal amount of the Securities remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

(c) Selection of Securities for Redemption.    If less than all of the Securities are to be redeemed at any time, selection of the Securities to be redeemed will be made by the Trustee from among the outstanding Securities on a pro rata basis, by lot or by any other method permitted in the Indenture; provided that in the case of a redemption with the net cash proceeds of an Equity Offering pursuant to the immediately preceding paragraph, selection shall be made on a pro rata basis.

6.    Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

7.    Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part.

8.    Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

9.    Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their request. After that, all liability of the Trustee and Paying Agent with respect to such funds shall cease.

10.    Discharge.

The Company may be discharged from their obligations under the Indenture and the Securities except for certain provisions thereof, upon satisfaction of certain conditions specified in the Indenture.

11.    Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for securities) of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived other than any continuing Default or Event of Default in the payment of the principal amount of, premium, if any, or interest on the Securities with the consent (which may include consents obtained in connection with a tender offer or exchange offer for securities) of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities to provide for the assumption of the Company’s obligations to Holders in the case of a merger or acquisition or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

12.    Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and their subsidiaries to make Restricted Payments, to incur Indebtedness, to create Liens, to issue preferred or other Capital Stock of Subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of their assets or to engage in transactions with Affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee on compliance with such limitations.

13.    Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

14.    Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

15.    No Recourse Against Others.

No director, officer, employee, direct or indirect stockholder or incorporator, as such, of the Company or any of their Subsidiaries, including but not limited to Parent and its stockholders, shall have any liability for any obligation of the Company under the Securities or the Indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

16.    Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

17.    Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.    CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

19.    Registration Rights.

Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall, subject to certain limitations, have the right to exchange this Series A Security for the Company’s 10 1/2% Senior Notes due 2012, Series B (the “Series B Securities”), which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: United Refining Company, 15 Bradley Street, Warren, Pennsylvania 16365, Attention: Myron L. Turfitt.

GUARANTEE

The Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a “Subsidiary Guarantor,” which term includes any successor Person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal amount of, premium and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal amount and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No director, officer, employee, direct or indirect stockholder or incorporator, as such, of any Subsidiary Guarantor, including but not limited to Parent and its stockholders, shall have any liability for any obligations of the Subsidiary Guarantors under the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

COUNTRY FAIR, INC.

By:
Name:
Title:

By:
Name:
Title:

KIANTONE PIPELINE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

KIANTONE PIPELINE COMPANY

By:
Name:
Title:

By:
Name:
Title:

UNITED JET CENTER, INC.

By:
Name:
Title:

By:
Name:
Title:

UNITED REFINING COMPANY OF PENNSYLVANIA

By:
Name:
Title:

By:
Name:
Title:

KWIK-FILL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

INDEPENDENT GASOLINE AND OIL COMPANY OF ROCHESTER, INC.

By:
Name:
Title:

By:
Name:
Title:

BELL OIL CORP.

By:
Name:
Title:

By:
Name:
Title:

PPC, INC.

By:
Name:
Title:

By:
Name:
Title:

SUPER TEST PETROLEUM, INC.

By:
Name:
Title:

By:
Name:
Title:

KWIK-FIL, INC.

By:
Name:
Title:

By:
Name:
Title:

VULCAN ASPHALT REFINING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.16 or Section 4.20 of the Indenture, check the appropriate box:

Section 4.16 [    ] or Section 4.20 [    ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or Section 4.20 of the Indenture, state the amount: $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)